USANA, INC.  &   SUBSIDIARY
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES
                                   Unaudited
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                                                        Three months ended                    Nine months ended
                                                 ---------------------------------      --------------------------------
                                                 September 30,       September 30,      September 30,     September 30,
                                                      1996               1995               1996               1995
                                                 --------------     --------------     --------------     --------------
Average number of shares
      outstanding during period

   Common shares outstanding                         6,326,619          5,315,742          6,280,119          5,315,742
      during entire period

   Weighted average common                              11,522            325,425             16,514            288,491
      shares issued during
      the period


Dilutive effect of common stock
   equivalents under stock options                        ----               ----               ----               ----
   (based on the Treasury stock method)*         --------------     --------------     --------------     --------------


Weighted average common and com-
   mon equivalent shares outstanding                 6,338,141          5,641,167          6,296,633          5,604,233
                                                 ==============     ==============     ==============     ==============


Net earnings                                     $   1,457,338      $     526,301      $   4,045,503      $   1,432,541
                                                 ==============     ==============     ==============     ==============


Earnings per common and common
   equivalent share                              $        0.23      $        0.09      $        0.64      $        0.26
                                                 ==============     ==============     ==============     ==============

* Not included in this earnings per share calculation, since the total dilutive effect of all common stock equivalents calculated under the treasury stock method is less than 3% for the three and nine months ended September 30, 1996 and
1995.

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